EX-99(i)

                                   Law Offices
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                         1220 19th Street, NW, Suite 600
                              Washington, DC 20036
                                 (202) 822-9611

                                February 28, 2007

Gartmore Mutual Funds
1200 River Road, Suite 1000
Conshohocken, PA  19428

         Subject: GARTMORE MUTUAL FUNDS, A DELAWARE STATUTORY TRUST (THE
                  "TRUST")--POST-EFFECTIVE AMENDMENT NO. 86, AMENDMENT NO. 87 TO REGISTRATION STATEMENT ON FORM N-1A, TO BE FILED UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940, EACH AS AMENDED (THE "POST-EFFECTIVE AMENDMENT")

Ladies and Gentlemen:

                  This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of all current series of the Trust.

                  In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004; (ii) the Trust's Amended and Restated Agreement and Declaration of Trust ("Declaration of Trust") dated October 28, 2004, as further amended to date; (iii) the Trust's By-Laws;
(iv) a Good Standing Certificate, dated February 26, 2007, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the "Board") as well as other documents and items we deem material to this opinion.

                  The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

                  The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of


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Gartmore Mutual Funds
February 28, 2007
Page 2

the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act of 1940, as amended (the "1940 Act"). You have further advised that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the 1940 Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act of 1933, as amended (the "Securities Act").

                  The following opinion is limited to the Federal Securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or "Blue Sky" laws or to other laws.

                  Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the series of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in this Post-Effective amendment, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Declaration of Trust and the laws of the State of Delaware.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to references in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                                            STRADLEY RONON STEVENS & YOUNG, LLP



                                            BY: /S/ PETER M. HONG
                                                -----------------
                                                Peter M. Hong, a Partner


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